Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
peter.garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Developments Related to LENSAR Debt Investment

LENSAR’s Assets to be Acquired by a Subsidiary of ALPHAEON Corporation

INCLINE VILLAGE, NV, November 16, 2015 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced recent developments related to its debt investment in LENSAR, Inc. (LENSAR), a leading global developer and manufacturer of Femtosecond Cataract Lasers. As announced by ALPHAEON Corporation (ALPHAEON), a definitive agreement between a subsidiary of ALPHAEON and LENSAR was signed whereby the subsidiary of ALPHAEON will acquire substantially all the assets of LENSAR. ALPHAEON is a private company focused on cash-pay patients in ophthalmology and dermatology. Closing of the transaction is subject to the satisfaction of certain conditions. Upon closing, ALPHAEON’s subsidiary will pay a combination of cash, stock and assumed debt in consideration for the acquisition.

Upon the closing of the acquisition, ALPHAEON’S subsidiary will assume $42 million of debt in the form of an amended and restated credit agreement between PDL and ALPHAEON’S subsidiary. In addition, PDL will receive $12.5 million in ALPHAEON common stock. Terms of the amended and restated credit agreement are similar to PDL’s original agreement with LENSAR. PDL will have a first lien security interest in substantially all of the assets of the newly created subsidiary of ALPHAEON.

“As we previously announced, we have been working with LENSAR over the past few months to come to a positive resolution,” said John P. McLaughlin, president and chief executive officer of PDL. “We are pleased with this outcome which puts our investment back on the path to positive returns.”

About PDL BioPharma

PDL manages a portfolio of patents and royalty assets, consisting of its Queen et al. patents, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides non-dilutive growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has committed over $1 billion and funded approximately $919 million in these investments to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on acquiring new income generating assets, the management of its intellectual property and income generating assets, and maximizing value for its stockholders.

The Company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

About LENSAR

LENSAR, Inc. is a commercial stage medical device company providing Femtosecond Laser technology for cataract treatment. Founded in 2004 and based in Orlando, FL, LENSAR developed the first femtosecond cataract laser to enable automation of several critical surgical procedure planning and delivering elements. For more information, visit www.lensar.com.

About ALPHAEON Corporation

ALPHAEON Corporation is a social commerce company with the goal of transforming self-pay healthcare by bringing to market highly innovative products and services to promote consumer wellness, beauty and performance. The company works in partnership with board certified physicians ensuring access to leading advancements in lifestyle healthcare. For more information, please visit www.alphaeon.com.

Forward Looking Statements

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues or expectations in respect of acquired assets, the exercising of its rights with respect to investments or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its market, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and PDL does not assume any responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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